SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2002

                          FIRST SENTINEL BANCORP, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                       000-23809                  22-3566151
   ---------                      ----------                 ----------
(State or other jurisdiction  (Commission File No.)          (I.R.S. Employer
of incorporation)                                          Identification No.)


                          1000 Woodbridge Center Drive
                             Woodbridge, New Jersey
                             ----------------------
                    (Address of principal executive offices)


                                      07095
                                      -----
                                   (Zip Code)


                                 (732) 726-9700
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 ---------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

         First Sentinel Bancorp, Inc. (the "Registrant " or "First Sentinel") announced that John P. Mulkerin, President and Chief Executive Officer of First Sentinel and its wholly-owned subsidiary, First Savings Bank (the "Bank"), submitted notice of his retirement from both companies effective December 31, 2002. Mr. Mulkerin stepped down from his position as President effective immediately, and will step down as Chief Executive Officer effective at year-end. He will remain on the Board of Directors of both companies.

         Concurrently, the Registrant announced the appointment of Christopher Martin to succeed Mr. Mulkerin as President of both First Sentinel and First Savings effective immediately, and as Chief Executive Officer effective upon Mr. Mulkerin's retirement at the end of the year. Mr. Martin has served as Executive Vice President, Chief Operating and Financial Officer and Corporate Secretary and as a director of the Registrant since its incorporation in 1998, and has served as Executive Vice President, Chief Operating Officer and as a director of First Savings Bank for six years.

         The Registrant issued a press release announcing the change on September 25, 2002. A copy of the release is attached hereto as Exhibit 20, and is incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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The following Exhibits are filed as part of this report:

         Exhibit 20 - Press Release dated September 25, 2002.




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







                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                     FIRST SENTINEL BANCORP, INC.



                                     By: /s/ Christopher Martin
                                         ----------------------------------
                                          Christopher Martin
                                          President and Chief Operating Officer

DATE:  September 27, 2002




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